Exhibit 99.1
                                                                    ------------







FOR IMMEDIATE RELEASE

For:              Northern States Financial Corporation
                  1601 N. Lewis Avenue
                  Waukegan, IL 60085
Contact:          Fred Abdula, Chairman and Chief Executive Officer
                  (847) 244-6000 Ext. 238

                      NORTHERN STATES FINANCIAL CORPORATION
                ANNOUNCES COMPLETION OF ROUND LAKE BANKCORP, INC.
                                   ACQUISITION

         WAUKEGAN, IL, January 6, 2004 - Northern States Financial Corporation (NASDAQ: NSFC), holding company for the Bank of Waukegan, announced today that it had completed its acquisition of privately held Round Lake Bankcorp, Inc. based in Round Lake, Illinois, on January 5, 2004. The $19.8 million cash transaction was previously announced on September 11, 2003, and all regulatory approvals were received in the fourth quarter of 2003.

         First State Bank of Round Lake, the wholly owned subsidiary of Round Lake Bankcorp, Inc. with two branches in Lake County, Illinois, will continue to operate as a separate banking subsidiary of Northern States Financial Corporation for a period of time. As of November 30, 2003, First State Bank of Round Lake had approximately $110 million in assets and $9.7 million in stockholders' equity. It is contemplated that First State Bank of Round Lake will be merged into Northern State's subsidiary, Bank of Waukegan, at some point in the future.

         Fred Abdula, Chairman and Chief Executive Officer of Northern States Financial Corporation, said, "This transaction expands our operations in Lake County and increases Northern States' combined deposits to be the eighth largest in the county."

         Northern States Financial Corporation is the holding company for the Bank of Waukegan, headquartered in Waukegan, IL. At September 30, 2003 the Company had assets of $632 million, deposits of $465 million and stockholders' equity of $77 million. The Bank of Waukegan is a full-service commercial bank founded in 1962, with six branches in Lake County, Illinois that serves the populations of northeastern Illinois and southeastern Wisconsin. The Company's common stock trades on the Nasdaq Stock Market under the symbol NSFC.

FORWARD-LOOKING INFORMATION

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the


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words "believe," "expect," "intend," "anticipate," "estimate," "project,"
"plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, difficulties in integrating the acquired operations, changes from estimated purchase accounting adjustments, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unanticipated changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.


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